Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated March 7, 2024, with respect to the consolidated financial statements of DBV Technologies S.A. and subsidiaries, incorporated herein by reference.

/s/ KPMG S.A.

Cédric Adens
Partner

Paris-La Défense, France
July 2, 2024